Exhibit 21

SUBSIDIARIES OF BALL CORPORATION (Public Reporting) (1)

December 31, 2017

The following is a list of subsidiaries of Ball Corporation (an Indiana Corporation)

Name	State or Country of Incorporation or Organization	Percentage(2) Ownership Direct & Indirect

654647 N.B. Inc.	New Brunswick	100%
Aerosol Research Co (Great Britain) Limited	England	100%
American Can (UK) Limited	England	100%
American Can Holdings (UK) Limited	England	100%
Archer Insurance Limited	Guernsey	100%
Assetsteady Limited	England	100%
AUK Holding Ltd.	United Kingdom	100%
B O Morris (Holdings) Limited	England	100%
Ball (France) Holdings S.A.S.	France	100%
Ball (Luxembourg) Finance S.a.r.l.	Luxembourg	100%
Ball (Swiss) Holding GmbH	Switzerland	100%
Ball Advanced Aluminum Technologies Canada Inc.	Quebec	100%
Ball Advanced Aluminum Technologies Canada L.P.	Quebec	100%
Ball Advanced Aluminum Technologies Corp.	Delaware	100%
Ball Advanced Aluminum Technologies Holding Canada Inc.	New Brunswick	100%
Ball Aerocan CZ s.r.o.	Czech Republic	100%
Ball Aerocan Europe S.A.S.	France	100%
Ball Aerocan France S.A.S	France	100%
Ball Aerocan India Private Limited	India	100%
Ball Aerocan Mexico S.A. de C.V.	Mexico	100%
Ball Aerocan Operations S.a.r.l.	Luxembourg	100%
Ball Aerocan UK Limited	United Kingdom	100%
Ball Aerosol and Specialty Container Holding Corporation	Delaware	100%
Ball Aerosol and Specialty Container Inc.	Delaware	100%
Ball Aerosol Packaging Argentina S.A.	Argentina	100%
Ball Aerospace & Technologies Corp.	Delaware	100%
Ball Amazonia Ltda	Brazil	100%
Ball America LLC	Delaware	100%
Ball Americas Holdings B.V.	The Netherlands	100%
Ball Asia Pacific (Beijing) Metal Container Limited	PRC	100%
Ball Asia Pacific (Foshan) Metal Container Limited	PRC	100%
Ball Asia Pacific (Hubei) Metal Container Limited	PRC	96%
Ball Asia Pacific (Nanning) Metal Container Limited	PRC	100%
Ball Asia Pacific (Qingdao) Metal Container Limited	PRC	100%
Ball Asia Pacific (Shenzhen) Metal Container Limited	PRC	100%
Ball Asia Pacific (Yangon) Metal Container Limited	Myanmar	100%
Ball Asia Pacific Investments Limited	Hong Kong	100%
Ball Asia Pacific Limited	Hong Kong	100%
Ball Asia Services Limited	Delaware	100%
Ball Beverage Can Americas Inc.	Delaware	100%
Ball Beverage Can Americas, S.A. de C.V.	Mexico	100%
Ball Beverage Can Delaware Company	Delaware	100%
Ball Beverage Can Mexico, S.A. de C.V.	Mexico	100%
Ball Beverage Can Overseas LLC	Delaware	100%
Ball Beverage Can South America S.A.	Brazil	100%
Ball Beverage Packaging (India) Private Limited	India	100%
Ball Beverage Packaging AMEA Limited	England	100%
Ball Beverage Packaging Czech Republic sro	Czech Republic	100%
Ball Beverage Packaging Egypt S.A.E.	Egypt	100%

Name	State or Country of Incorporation or Organization	Percentage (2) Ownership Direct & Indirect

Ball Beverage Packaging Europe Limited	England	100%
Ball Beverage Packaging Fosie AB	Sweden	100%
Ball Beverage Packaging France SAS	France	100%
Ball Beverage Packaging Fredericia A/S	Denmark	100%
Ball Beverage Packaging Gelsenkirchen GmbH	Germany	100%
Ball Beverage Packaging Holding GmbH	Austria	100%
Ball Beverage Packaging Holdings UK Limited	England	100%
Ball Beverage Packaging Iberica SL	Spain	100%
Ball Beverage Packaging Ireland Limited	Ireland	100%
Ball Beverage Packaging Italia SRL	Italy	100%
Ball Beverage Packaging Ludesch GmbH	Austria	100%
Ball Beverage Packaging Mäntsälä Oy	Finland	100%
Ball Beverage Packaging Naro-Fominsk LLC	Russia	100%
Ball Beverage Packaging Oss BV	Netherlands	100%
Ball Beverage Packaging Recklinghausen GmbH	Germany	100%
Ball Beverage Packaging Rus LLC	Russia	100%
Ball Beverage Packaging UK Limited	England	100%
Ball Beverage Packaging Vsevolozhsk LLC	Russia	100%
Ball Beverage Packaging Widnau GmbH	Switzerland	100%
Ball Beverage Turkey Paketleme Sanayi ve Ticaret AŞ	Turkey	100%
Ball BP Holding Company	Delaware	100%
Ball Canada Plastics Container Corp.	Nova Scotia	100%
Ball Capital Corp. II	Delaware	100%
Ball Cayman International Limited	Cayman Islands	100%
Ball Chile S.A.	Chile	100%
Ball Company	United Kingdom	100%
Ball Container LLC	Delaware	100%
Ball Corporation	Indiana	100%
Ball Corporation	Nevada	100%
Ball Delaware Corporation	Delaware	100%
Ball Delaware Holdings S.C.S.	Luxembourg	100%
Ball Delaware Holdings, LLC	Delaware	100%
Ball Delaware International Holdings Corp.	Delaware	100%
Ball do Brasil Ltda	Brazil	100%
Ball Embalagens Ltda.	Brazil	100%
Ball Envases de Aluminio S.A.	Argentina	100%
Ball Europe Limited	United Kingdom	100%
Ball European Holdings S.a.r.l.	Luxembourg	100%
Ball Finance LLC	Delaware	100%
Ball Foundation–not for profit	Colorado	100%
Ball Funding Inc.	Delaware	100%
Ball Glass Containers, Inc.	Delaware	100%
Ball Global Business Services Corp.	Delaware	100%
Ball Global Business Services Europe and AMEA d.o.o. Beograd-Novi Beograd	Serbia	100%
Ball Global Services Americas S. de R.L. de C.V.	Mexico	100%
Ball Holdings Corp.	Delaware	100%
Ball Holdings LLC	Delaware	100%
Ball Inc.	Delaware	100%
Ball Industria e Comercio de Latas e Tampas Ltda	Brazil	100%
Ball International Holdings B.V.	Netherlands	100%
Ball International Holdings II, LLC	Delaware	100%
Ball International Holdings LLC	Delaware	100%
Ball International Holdings S.a.r.l.	Luxembourg	100%
Ball International Partners SCS	Luxembourg	100%
Ball International, LLC	Delaware	100%
Ball JV LLC	Delaware	100%

Name	State or Country of Incorporation or Organization	Percentage (2) Ownership Direct & Indirect

Ball Luxembourg Holdings S.a.r.l.	Luxembourg	100%
Ball Luxembourg I S.a.r.l.	Luxembourg	100%
Ball Marketing Limited	England	100%
Ball Metal Beverage Container Corp.	Colorado	100%
Ball Metal Beverage Mexico Holdings B.V.	The Netherlands	100%
Ball Metal Beverage Mexico, S. de R.L. de C.V.	Mexico	100%
Ball Metal Container Corporation	Indiana	100%
Ball Metal Food Container (Oakdale), LLC	Delaware	100%
Ball Metal Food Container, LLC	Delaware	100%
Ball Metallising Inc.	Delaware	100%
Ball MI Holding Company	Delaware	100%
Ball Nacanco Netherlands B.V.	Netherlands	100%
Ball Packaging Europe Belgrade d.o.o.	Serbia	100%
Ball Packaging Europe France S.A.S.	France	100%
Ball Packaging Europe Holding B.V.	The Netherlands	100%
Ball Packaging Europe Lublin Sp. z o.o.	Poland	100%
Ball Packaging Europe Metall GmbH	Germany	100%
Ball Packaging Europe Rostov LLC	Russia	100%
Ball Packaging India Private Limited	India	100%
Ball Packaging Products Canada Corp.	Nova Scotia	100%
Ball Packaging, LLC	Colorado	100%
Ball Pan-European Holdings, LLC	Delaware	100%
Ball Pension Holdings GmbH	Germany	100%
Ball Peru S.A.C.	Peru	100%
Ball Southeast Asia Holdings (Singapore) PTE LTD.	Singapore	100%
Ball Technologies Holdings Corp.	Colorado	100%
Ball Technology Services Corporation	California	100%
Ball Trading France S.A.S.	France	100%
Ball Trading Germany GmbH & Co. KG		100%
Ball Trading Mexico S. de R.L. de C.V.	Mexico	100%
Ball UK Acquisition Limited	United Kingdom	100%
Ball UK Holdco Limited	United Kingdom	100%
Ball UK Holdings Ltd	United Kingdom	100%
Ball UK Investments Limited	United Kingdom	100%
BD Print Limited	England	100%
Berkeley Nominees Limited	England	100%
BMB Real Estate Holdings, LLC	Delaware	100%
Bookprint Limited	England	100%
Bowater SCG Limited	England	100%
Bowaters Canadian Holdings Limited	England	100%
B-R Secretariat Limited	England	100%
Brackenbush Limited	England	100%
Brookhill Mouldings Limited	England	100%
Causton Printing Limited	England	100%
Citiforms (Sales) Limited	England	100%
Copal S.A.S.	France	51%
Cope Allman Holdings Limited	England	100%
Cope Allman Int (Management Services) Limited	England	100%
Cope Allman Packaging Group Limited	England	100%
Cope Allman Packaging Limited	England	100%
Corsec Mercantile Services Limited	England	100%
Counting House Computer Systems Limited	England	100%
CPRX-Hughesville Inc.	Delaware	100%
Deister Handels & Beteiligungs GmbH	Germany	100%
Dimgate Limited	England	100%
DRG Australia Limited	England	100%

Name	State or Country of Incorporation or Organization	Percentage (2) Ownership Direct & Indirect

DRG France Limited	England	100%
DRG Medical Packaging Supplies (Flexpak) Ltd	England	100%
DRG Medical Packaging Supplies (Malago) Ltd	England	100%
DRG Medical Packaging Supplies Limited	England	100%
Ejectoret Limited	England	100%
Filmset Limited	England	100%
Foshan Packaging Holdings Limited	Hong Kong	100%
FTB Corporate Services Limited	Hong Kong	100%
FTB Packaging Limited	Hong Kong	100%
Gainer Developments Ltd.	BVI	100%
Heekin Can, Inc.	Colorado	100%
Impact Packaging Limited	England	100%
Jambalaya S.A.	Uruguay	60.1%
Jauntbrook Limited	England	100%
Jesse Broad Limited	England	100%
John Dunhill & Co Limited	England	100%
KB Järnåldern 3	Sweden	100%
Knightsbridge Trustees Limited	England	100%
Latas De Aluminio Ball, Inc.	Delaware	100%
Latas Industria De Embalagens De Aluminio De Brasil Ltda.	Brazil	100%
M.C. Packaging (Hong Kong) Limited	Hong Kong	100%
McCorquodale & Blades Trust Limited	England	100%
McCorquodale Commercial Products Limited	England	100%
McCorquodale Leasing Limited	England	100%
McCorquodale Limited	England	100%
MCP Beverage Packaging Limited	Hong Kong	100%
MCP Device Limited	BVI	100%
MCP Intellectual Property Holdings Limited	BVI	100%
Mertonlight Limited	England	100%
N O Limited	England	100%
N O Packaging Limited	England	100%
N O Pensions Administration Limited	England	100%
N&W Properties Limited	England	100%
Nacanco Deutschland GmbH	Germany	100%
National Trading Corporation	Delaware	100%
Nellford Limited	England	100%
OPD Packaging Limited	England	100%
PLM Septanus AB	Sweden	100%
Poland Glassworks Holding BV	Netherlands	100%
Qingdao M.C. Packaging Limited	PRC	100%
RAC Holding II Pte Limited – in liquidation	Singapore	100%
RAC Holding Pte Limited – in liquidation	Singapore	100%
Rayeil International Limited	BVI	100%
RBT (London) Limited	England	100%
recan (Fund)	Serbia	100%
Restlat Investments Limited	England	100%
Rexam (AK) Limited	England	100%
Rexam (Jersey) Limited	Jersey	100%
Rexam AB	Sweden	100%
Rexam Amazonia Ltda	Brazil	100%
Rexam BC Limited	England	100%
Rexam Beauty (Taiwan Holdings) Limited	England	100%
Rexam Beverage Can (India Holdings) Limited	England	100%
Rexam Beverage Can Berlin GmbH	Germany	100%
Rexam Beverage Can China Limited	Hong Kong	100%
Rexam Beverage Can Company	Delaware	100%

Name	State or Country of Incorporation or Organization	Percentage (2) Ownership Direct & Indirect

Rexam Beverage Can Holdings BV	Netherlands	100%
Rexam Beverage Can SAS	France	100%
Rexam Beverage Cans Limited	England	100%
Rexam Beverage Packaging Holdings Limited	England	100%
Rexam Beverage Packaging Invest BV	Netherlands	100%
Rexam Book Printing Limited	England	100%
Rexam C S Pension Trustees Limited	England	100%
Rexam CFP Limited	England	100%
Rexam Closures Limited	England	100%
Rexam Coated Products Limited	England	100%
Rexam CW Limited	England	100%
Rexam DFR China Limited	England	100%
Rexam DFR Taiwan Limited	England	100%
Rexam European Holdings AB	Sweden	100%
Rexam European Holdings Limited	England	100%
Rexam Finance Company Limited	England	100%
Rexam Finance Germany Limited	England	100%
Rexam Finance Netherlands Limited	England	100%
Rexam Finance Poland Limited	England	100%
Rexam Finance Sweden Limited	England	100%
Rexam Financial Services Limited	England	100%
Rexam Flexibles Viking Limited	England	100%
Rexam Foundation–not for profit	Delaware	100%
Rexam France SAS	France	100%
Rexam FW Limited	England	100%
Rexam Graphics Limited	England	100%
Rexam Group Holdings Limited	England	100%
Rexam Healthcare Innovation SAS	France	100%
Rexam High Performance Flexibles Limited	England	100%
Rexam Holding GmbH	Germany	100%
Rexam Holdings AB	Sweden	100%
Rexam Holdings Germany AB	Sweden	100%
Rexam Holdings Limited	England	100%
Rexam Industrial Bulk Packaging Limited	England	100%
Rexam Investments Pty Limited	Australia	100%
Rexam Jersey 2007 Limited	Jersey	100%
Rexam Leasing AB	Sweden	100%
Rexam Limited	England	100%
Rexam Liquid Packaging Limited	England	100%
Rexam Nederland Holdings BV	Netherlands	100%
Rexam Overseas Holdings Limited	England	100%
Rexam Packaging Limited	England	100%
Rexam Packaging Systems Limited	England	100%
Rexam Pension Trustees Limited	England	100%
Rexam Pharmaceutical Packaging Limited	England	100%
Rexam Plastic Containers Limited	England	100%
Rexam Property Developments Limited	England	100%
Rexam Property Holdings Limited	England	100%
Rexam RDI Limited	England	100%
Rexam UK Holdings Limited	England	100%
Rexam United Arab Can Manufacturing Limited	Saudi Arabia	51%
Rexam Uruguay SA	Uruguay	100%
Rexam US Investments Limited	England	100%
Rexam WCL Limited	England	100%
Rexam WCP Limited	England	100%
Rexam Webster Limited	England	100%

Name	State or Country of Incorporation or Organization	Percentage (2) Ownership Direct & Indirect

Rexam WM Limited	England	100%
Sir Joseph Causton & Sons Limited	England	100%
Societe Civile Immobiliere le Marais	France	100%
Sofab Limited	England	100%
Solray Plastics Limited	England	100%
Specialty Coatings Group UK Trustees Limited	England	100%
The Renaissance Insurance Company	Vermont	100%
Unit Moulders Limited	England	100%
USC May Verpackungen Holding Inc.	Delaware	100%
Victor International Plastics (London) Limited	England	100%
Victor International Plastics (Manchester) Limited	England	100%
Victor International Plastics (Midlands) Limited	England	100%
Victor International Plastics (South) Limited	England	100%
Viking Packaging Limited	England	100%
Wavefront Technologies, Inc.	Maryland	100%
Wembley Press Limited	England	100%
Wessex Typesetters Limited	England	100%
Wise Champion Investments Limited	Hong Kong	100%

_____________________

(1)In accordance with Regulation S-K, Item 601(b)(21)(ii), the names of certain subsidiaries have been omitted from the foregoing lists. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as defined in Regulation S-X, Rule 1-02(w).

(2)Represents the Registrant’s direct and/or indirect ownership in each of the subsidiaries’ voting capital share.

The following is a list of affiliates of BALL CORPORATION included in the financial statements under the equity or cost accounting methods:

Controladora Envases Universales Rexam SA	Guatemala	50%
Envases del Istmo SA	Panama	50%
Envases Universales Rexam de Centroamerica SA	Guatemala	50%
Envases Universales Rexam De Panama SA	Panama	50%
Hanil Can Co Limited (Associate)	Korea	40%
Kemsley Fields Limited	England	43%
Magnaparva Packaging Limited	England	50%
Prestadora de Servicios de Centroamerica SA	Guatemala	50%
Rocky Mountain Metal Container, LLC	Colorado	50%
TBC–Ball Beverage Can Holdings Limited	Hong Kong	50%
TBC–Ball Beverage Can Vietnam Limited	Vietnam	50%
Thai Beverage Can Ltd.	Thailand	7%

The following is a list of affiliates of BALL PACKAGING EUROPE included in the financial statements under cost accounting methods:

Green Dot Company Ltd.	Cyprus	*)
Lam Soon-Ball Yamamura Inc.	Taiwan	8%
Sekopac d.o.o.	Serbia	11%
Slopak	Slovenia	3.33%

*)the percentage of the participation is not known. In general, the share is not material.